UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment Number 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 24, 2006  (April 17, 2006)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         This Form 8-K/A amends the Current Report on Form 8-K filed by O’Sullivan Industries Holdings, Inc. with the Securities and Exchange Commission on April 21, 2006, as amended by Amendment Number 1 dated June 8, 2006, to add a response to Item 4.01(b) to reflect our appointment of BDO Seidman, LLP as our new independent registered public accountants. The paragraph below is to be added at the end of Item 4.01 as it appears in the report as previously amended. No other amendments are being made to the original Current Report on Form 8-K filed on April 21, 2006, as previously amended.

Item 4.01                Change in Registrant’s Independent Public Accounting Firm.

         On July 20, 2006, we appointed BDO Seidman, LLP as our independent registered public accountants to audit our financial statements. During our past two most recent fiscal years and the subsequent period prior to engaging BDO Seidman, we have not consulted BDO Seidman regarding either (i) the application of accounting principles to a specified transaction, either completed or propose; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: July 25, 2006	/s/ Rick A. Walters
Rick A. Walters President and Chief Executive Officer